Exhibit 99.1

Petrohawk Energy Corporation

Unaudited Pro Forma Consolidated Balance Sheet

(In thousands)

	March 31, 2010
	Historical	Midstream Adjustments		Pro Forma
Current assets:
Cash	$1,393	$342,408	(1)	$343,801
Accounts receivable	259,632	—		259,632
Receivables from derivative contracts	248,511	—		248,511
Prepaids and other	40,886	—		40,886

Total current assets	550,422	342,408		892,830

Oil and natural gas properties (full cost method):
Evaluated	6,464,093	—		6,464,093
Unevaluated	2,705,482	—		2,705,482

Gross oil and natural gas properties	9,169,575	—		9,169,575
Less—accumulated depletion	(4,429,747)	—		(4,429,747)

Net oil and natural gas properties	4,739,828	—		4,739,828

Other operating property and equipment:
Gas gathering systems and equipment	218,289	—		218,289
Other operating assets	30,913	—		30,913

Gross other operating property and equipment	249,202	—		249,202
Less—accumulated depreciation	(22,021)	—		(22,021)

Net other operating property and equipment	227,181	—		227,181

Other noncurrent assets:
Goodwill	932,802	—		932,802
Other intangible assets	97,632	—		97,632
Debt issuance costs, net of amortization	42,132	—		42,132
Deferred income taxes	197,540	—		197,540
Receivables from derivative contracts	114,961	—		114,961
Restricted cash	36,176	—		36,176
Assets held for sale	387,251	(387,251	)(2)	—
Equity investment	—	193,626	(3)	193,626
Other	3,065	—		3,065

Total assets	$7,328,990	$148,783		$7,477,773

Current liabilities:
Accounts payable and accrued liabilities	$708,477	$—		$708,477
Deferred income taxes	65,493	—		65,493
Liabilities from derivative contracts	2,346	—		2,346
Long-term debt	42,723	—		42,723

Total current liabilities	819,039	—		819,039

Long-term debt	2,977,425	(579,000	)(1)	2,398,425

Other noncurrent liabilities:
Liabilities from derivative contracts	579	—		579
Asset retirement obligations	45,894	—		45,894
Other	3,247	—		3,247
Deferred gain on sale	—	727,783	(2)	727,783
Commitments and contingencies

Stockholders’ equity:
Common stock	302	—		302
Additional paid-in capital	4,602,662	—		4,602,662
Accumulated deficit	(1,120,158)	—		(1,120,158)

Total stockholders’ equity	3,482,806	—		3,482,806

Total liabilities and stockholders’ equity	$7,328,990	$148,783		$7,477,773

See accompanying notes to the unaudited pro forma consolidated financial statements.

Petrohawk Energy Corporation

Unaudited Pro Forma Consolidated Statement of Operations

(In thousands)

	Three Months Ended March 31, 2010
	Historical	Midstream Adjustments		Pro Forma
Operating revenues:
Oil and natural gas	$300,591	$—		$300,591
Marketing	130,119	—		130,119
Midstream	9,606	(6,398	)(4)	3,208

Total operating revenues	440,316	(6,398)		433,918

Operating expenses:
Marketing	136,622	—		136,622
Production:
Lease operating	17,395	—		17,395
Workover and other	2,378	—		2,378
Taxes other than income	12,843	(659	)(4)	12,184
Gathering, transportation and other	29,380	(5,104	)(4)	50,688
		26,412	(5)
General and administrative	32,208	(992	)(4)	31,216
Depletion, depreciation and amortization	106,074	(2,445	)(6)	103,629

Total operating expenses	336,900	17,212		354,112

Income from operations	103,416	(23,610)		79,806

Other income (expenses):
Net gain on derivative contracts	214,703	—		214,703
Interest expense and other	(62,846)	3,462	(7)	(59,384)
Amortization of deferred gain	—	19,960	(8)	19,960
Equity investment income	—	8,706	(9)	8,706

Total other income (expenses)	151,857	32,128		183,985

Income before income taxes	255,273	8,518		263,791
Income tax provision	(99,138)	(3,308	)(10)	(102,446)

Net income	$156,135	$5,210		$161,345

See accompanying notes to the unaudited pro forma consolidated financial statements.

Petrohawk Energy Corporation

Unaudited Pro Forma Consolidated Statement of Operations

(In thousands)

	Year Ended December 31, 2009
	Historical	Permian Adjustments		Petrohawk Pro Forma	Midstream Adjustments		Petrohawk Pro Forma Adjusted
Operating revenues:
Oil and natural gas	$732,137	$(51,821	)(11)	$680,316	$—		$680,316
Marketing	320,121	—		320,121	—		320,121
Midstream	31,325	—		31,325	(15,038	)(4)	16,287

Total operating revenues	1,083,583	(51,821)		1,031,762	(15,038)		1,016,724

Operating expenses:
Marketing	316,987	—		316,987	—		316,987
Production:
Lease operating	78,698	(13,473	)(11)	65,225	—		65,225
Workover and other	2,749	(526	)(11)	2,223	—		2,223
Taxes other than income	57,712	(3,099	)(11)	54,613	(374	)(4)	54,239
Gathering, transportation and other	90,365	(1,243	)(11)	89,122	(9,573	)(4)	134,770
					55,221	(5)
General and administrative	113,232	—		113,232	(3,468	)(4)	109,764
Depletion, depreciation and amortization	396,644	(31,877	)(12)	364,767	(6,607	)(6)	358,160
Full cost ceiling impairment	1,838,444	(180,580	)(13)	1,657,864	—		1,657,864

Total operating expenses	2,894,831	(230,798)		2,664,033	35,199		2,699,232

(Loss) income from operations	(1,811,248)	178,977		(1,632,271)	(50,237)		(1,682,508)

Other income (expenses):
Net gain on derivative contracts	260,248	—		260,248	—		260,248
Interest expense and other	(229,419)	—		(229,419)	324	(7)	(229,095)
Amortization of deferred gain	—	—		—	48,675	(8)	48,675
Equity investment income	—	—		—	16,106	(9)	16,106

Total other income (expenses)	30,829	—		30,829	65,105		95,934

(Loss) income before income taxes	(1,780,419)	178,977		(1,601,442)	14,868		(1,586,574)
Income tax benefit (provision)	754,968	(75,893	)(10)	679,075	(6,305	)(10)	672,770

Net (loss) income	$(1,025,451)	$103,084		$(922,367)	$8,563		$(913,804)

See accompanying notes to the unaudited pro forma consolidated financial statements.

Petrohawk Energy Corporation

Notes to Unaudited Pro Forma Consolidated Financial Statements

Note 1—Basis of Presentation

The unaudited pro forma financial information is presented to illustrate the effect of the disposition of Petrohawk’s Permian Basin properties and the disposition of the Company’s Haynesville Shale midstream operations on its operating results. The unaudited pro forma balance sheet as of March 31, 2010 is based on the historical statements of Petrohawk as of March 31, 2010 after giving effect to the disposition of the Company’s Haynesville Shale midstream operations as if it had occurred on March 31, 2010. The unaudited pro forma statements of operations for the three months ended March 31, 2010 and the fiscal year ended December 31, 2009 are based on the historical financial statements of Petrohawk for such periods after giving effect to the two dispositions as if they had occurred on January 1, 2009. The unaudited pro forma financial information should be read in conjunction with Petrohawk’s historical consolidated financial statements and notes thereto contained in Petrohawk’s 2009 Annual Report on Form 10-K filed on February 23, 2010, and Petrohawk’s Quarterly Report on Form 10-Q for the three months ended March 31, 2010, filed on May 5, 2010.

The preparation of the unaudited pro forma consolidated financial information is based on financial statements prepared in accordance with accounting principles generally accepted in the United States of America. These principles require the use of estimates that affect the reported amounts of revenues and expenses. Actual results could differ from those estimates.

The unaudited pro forma consolidated financial information is provided for illustrative purposes only and does not purport to represent what the actual results of operations would have been had the transactions occurred on the respective date assumed, nor is it necessarily indicative of the Company’s future operating results. However, the pro forma adjustments reflected in the accompanying unaudited pro forma consolidated financial information reflect estimates and assumptions that the Company’s management believes to be reasonable.

Note 2—Pro Forma Adjustments

The unaudited pro forma consolidated balance sheet at March 31, 2010 reflects the following adjustments:

(1)	Adjustment to reflect the $921 million of cash proceeds primarily used to repay the Company’s outstanding balance under its senior revolving credit facility;

(2)	Adjustment to eliminate assets held for sale associated with the sale of the Company’s Haynesville Shale midstream operations and recognition of the estimated gain on sale which will be deferred. In conjunction with the creation of the joint venture, the Company agreed to deliver minimum annual quantities of natural gas to KinderHawk Field Services LLC (KinderHawk) over the next five years (the Gathering Agreement). In addition, during the 2010 and 2011 fiscal years, the Company and Kinder Morgan Energy Partners, L.P. (Kinder Morgan) are required to make pro-rata additional capital contributions to fund capital expenditures in accordance with pre-approved fiscal year annual budgets up to a maximum requirement of $201.3 million each, less amounts expended during 2010 prior to closing. As a result, the Company will amortize its deferred gain over the next five years; and

(3)	Adjustment to record the Company’s 50 percent membership interest in KinderHawk.

The unaudited pro forma consolidated statements of operations for the three months ended March 31, 2010 and for the year ended December 31, 2009 reflect the following adjustments:

(4)	Adjustment to eliminate operating revenues and expenses associated with the disposition of the Haynesville Shale midstream assets;

(5)	Adjustment to gross up the Company’s historical gathering, transportation and other expense associated with the estimated gathering and treating fees that will now be paid to KinderHawk and not eliminated in consolidation in conjunction with the minimum annual volume commitment by the Company discussed above. The gathering fee will be equal to $0.34 per thousand cubic feet of the Company’s natural gas delivered at KinderHawk’s receipt points. The treating fee will be charged for natural gas delivered containing more than 2% by volume of carbon dioxide. For gas delivered containing between 2% and 5.5% carbon dioxide, the treating fee will be between $0.030 and $0.345 per Mcf, and for gas containing over 5.5% carbon dioxide, the treating fee will start at $0.365 per Mcf and increase on a scale of $0.09 per Mcf for each additional 1% of carbon dioxide content;

(6)	To adjust historical depreciation expense associated with the disposition of the Haynesville Shale midstream assets as if it had occurred on January 1, 2009. Depreciation expense is calculated using the straight-line method;

(7)	Adjustments to reduce interest expense and other for the repayment of $579 million in outstanding borrowings under the Company’s senior revolving credit facility as of January 1, 2009;

(8)	Adjustment to record the amortization of the Company’s estimated deferred gain on the disposition of its Haynesville Shale midstream assets;

(9)	Adjustment to recognize income attributable to the Company’s 50% equity investment in KinderHawk;

(10)	Adjustment to record income taxes on the unaudited pro forma consolidated results of operations based on the Company’s historical effective tax rates of 38.8% and 42.4% for the three months ended March 31, 2010 and the fiscal year ended December 31, 2009, respectively;

(11)	Reflects the elimination of operating revenues and expenses associated with the sale of the Company’s Permian Basin properties;

(12)	To adjust historical depletion expense associated with oil and natural gas properties as if the sale of the Permian Basin properties had occurred on January 1, 2009. Depletion expense is calculated using the unit of production method under full cost accounting; and

(13)	Adjustment to allocate a portion of the full cost ceiling impairments recognized by the Company in 2009 to the Permian Basin properties that were sold based upon relative proved reserve volumes.

Under a transition services agreement between the Company and Kinder Morgan, the Company will provide management and administrative services to KinderHawk for the operation of the assets through December 2010, in return for a monthly fee of approximately $880,000. The transition services agreement can be extended monthly for up to an additional five months. This monthly fee is directly attributable to the transaction and has been excluded from the pro forma financial statements as it represents a material nonrecurring fee.